                                                                    EXHIBIT 10.2

================================================================================

                                  $100,000,000

                       364-DAY REVOLVING CREDIT AGREEMENT

                                      AMONG

                          TESORO PETROLEUM CORPORATION,

                                  AS BORROWER,

                               THE SEVERAL LENDERS

                        FROM TIME TO TIME PARTIES HERETO,

                         BANC ONE CAPITAL MARKETS, INC.,

                                  AS ARRANGER,

                                  BANK ONE, NA,

                            AS ADMINISTRATIVE AGENT,

                            THE BANK OF NOVA SCOTIA,

                              AS SYNDICATION AGENT

                                       AND

                              ABN AMRO BANK, N.V.,

                             AS DOCUMENTATION AGENT

                           DATED AS OF OCTOBER 4, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                                       PAGE
SECTION 1.  DEFINITIONS..................................................................................1
            1.1      Defined Terms.......................................................................1
            1.2      Other Definitional Provisions......................................................18

SECTION 2.  AMOUNT AND TERMS OF REVOLVING COMMITMENTS...................................................18
            2.1      Revolving Commitments..............................................................18
            2.2      Procedure for Borrowing............................................................19
            2.3      Repayment of Loans; Evidence of Debt...............................................19
            2.4      Commitment Fees, etc...............................................................20
            2.5      Termination or Reduction of Revolving Commitments..................................20
            2.6      Optional Prepayments...............................................................20
            2.7      Mandatory Commitment Termination and Prepayment upon Change of Control.............21
            2.8      Conversion and Continuation Options................................................21
            2.9      Minimum Amounts and Maximum Number of Eurodollar Tranches..........................22
            2.10     Interest Rates and Payment Dates...................................................22
            2.11     Computation of Interest and Fees...................................................22
            2.12     Inability to Determine Interest Rate...............................................23
            2.13     Pro Rata Treatment and Payments....................................................23
            2.14     Requirements of Law................................................................24
            2.15     Taxes..............................................................................26
            2.16     Indemnity..........................................................................27
            2.17     Illegality.........................................................................28
            2.18     Change of Lending Office...........................................................28
            2.19     Extension of Revolving Termination Date............................................28

SECTION 3.  LETTERS OF CREDIT...........................................................................30
            3.1      L/C Commitment.....................................................................30
            3.2      Procedure for Issuance of Letter of Credit.........................................30
            3.3      Fees and Other Charges.............................................................31
            3.4      L/C Participations.................................................................31
            3.5      Reimbursement Obligation of the Borrower...........................................32
            3.6      Obligations Absolute...............................................................32
            3.7      Letter of Credit Payments..........................................................33
            3.8      Applications.......................................................................33
            3.9      Indemnification of Issuing Lender..................................................33

SECTION 4.  REPRESENTATIONS AND WARRANTIES..............................................................34
            4.1      Financial Condition................................................................34
            4.2      No Change..........................................................................34
            4.3      Corporate Existence; Compliance with Law...........................................34
            4.4      Corporate Power; Authorization; Enforceable Obligations............................35
            4.5      No Legal Bar.......................................................................35

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
            4.6      No Material Litigation.............................................................35
            4.7      No Default.........................................................................36
            4.8      Ownership of Property; Liens.......................................................36
            4.9      Intellectual Property..............................................................36
            4.10     Taxes..............................................................................36
            4.11     Federal Regulations................................................................36
            4.12     Labor Matters......................................................................36
            4.13     ERISA..............................................................................37
            4.14     Investment Company Act; Other Regulations..........................................37
            4.15     Subsidiaries.......................................................................37
            4.16     Use of Proceeds....................................................................37
            4.17     Environmental Matters..............................................................37
            4.18     Accuracy of Information, etc.......................................................38
            4.19     Solvency...........................................................................39
            4.20     Senior Indebtedness................................................................39
            4.21     Excluded Subsidiaries..............................................................39

SECTION 5.  CONDITIONS PRECEDENT........................................................................39
            5.1      Conditions to Initial Extension of Credit..........................................39
            5.2      Conditions to Each Extension of Credit.............................................40

SECTION 6.  AFFIRMATIVE COVENANTS.......................................................................41
            6.1      Financial Statements...............................................................41
            6.2      Certificates; Other Information....................................................41
            6.3      Payment of Obligations.............................................................42
            6.4      Conduct of Business and Maintenance of Existence, etc..............................42
            6.5      Maintenance of Property; Insurance.................................................43
            6.6      Inspection of Property; Books and Records; Discussions.............................43
            6.7      Notices............................................................................43
            6.8      Environmental Laws.................................................................44
            6.9      Additional Subsidiaries............................................................44

SECTION 7.  NEGATIVE COVENANTS..........................................................................45
            7.1      Financial Condition Covenants......................................................45
            7.2      Limitation on Indebtedness.........................................................45
            7.3      Limitation on Liens................................................................45
            7.4      Limitation on Fundamental Changes..................................................47
            7.5      Limitation on Disposition of Property..............................................47
            7.6      Limitation on Restricted Payments..................................................48
            7.7      Limitation on Investments..........................................................48
            7.8      Limitation on Optional Payments and Modifications of Debt Instruments, etc.........49
            7.9      Limitation on Transactions with Affiliates.........................................50
            7.10     Limitation on Changes in Fiscal Periods............................................50
            7.11     Limitation on Negative Pledge Clauses..............................................50
            7.12     Limitation on Restrictions on Subsidiary Distributions.............................50

            7.13     Limitation on Lines of Business....................................................51

SECTION 8.  EVENTS OF DEFAULT...........................................................................51

SECTION 9.  THE ADMINISTRATIVE AGENT....................................................................53
            9.1      Appointment; Nature of Relationship................................................53
            9.2      Powers.............................................................................54
            9.3      General Immunity...................................................................54
            9.4      No Responsibility for Loans, Recitals, etc.........................................54
            9.5      Action on Instructions of Lenders..................................................55
            9.6      Employment of Agents and Counsel...................................................55
            9.7      Reliance on Documents; Counsel.....................................................55
            9.8      Administrative Agent's Reimbursement and Indemnification...........................55
            9.9      Notice of Default..................................................................56
            9.10     Rights as a Lender.................................................................56
            9.11     Lender Credit Decision.............................................................56
            9.12     Successor Administrative Agent.....................................................57
            9.13     Delegation to Affiliates...........................................................57
            9.14     Documentation Agent, Syndication Agent, etc........................................58

SECTION 10. MISCELLANEOUS...............................................................................58
            10.1     Amendments and Waivers.............................................................58
            10.2     Notices............................................................................59
            10.3     No Waiver; Cumulative Remedies.....................................................59
            10.4     Survival of Representations and Warranties.........................................60
            10.5     Payment of Expenses................................................................60
            10.6     Successors and Assigns; Participations and Assignments.............................61
            10.7     Adjustments; Set-off...............................................................63
            10.8     Counterparts.......................................................................64
            10.9     Severability.......................................................................64
            10.10    Integration........................................................................64
            10.11    GOVERNING LAW......................................................................64
            10.12    Submission To Jurisdiction; Waivers................................................64
            10.13    Acknowledgements...................................................................65
            10.14    Confidentiality....................................................................65
            10.15    Enforceability; Usury..............................................................66
            10.16    Accounting Changes.................................................................67
            10.17    WAIVERS OF JURY TRIAL..............................................................67

SCHEDULES:

1.1A         Revolving Commitments
4.4          Consents, Authorizations, Filings and Notices
4.13         ERISA
4.15         Subsidiaries; Excluded Subsidiaries
7.3(f)       Existing Liens


EXHIBITS:

A            Form of Guarantee Agreement
B            Form of Compliance Certificate
C            Form of Closing Certificate
D            Form of Assignment and Acceptance
E-1          Form of Legal Opinion of Fulbright & Jaworski L.L.P.
E-2          Form of Legal Opinion of James C. Reed, Jr.
F            Form of Note
G            Form of Exemption Certificate

                  364-DAY REVOLVING CREDIT AGREEMENT, dated as of October 4, 2000, among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BANC ONE CAPITAL MARKETS, INC., as arranger (in such capacity, the "Arranger"), BANK ONE, NA, as administrative agent (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as syndication agent (in such capacity, the "Syndication Agent") and ABN AMRO BANK, N.V., as documentation agent (in such capacity, the "Documentation Agent").



                                    RECITALS


                  WHEREAS, the Borrower has requested that the Lenders make available the credit facility described herein and the Revolving Credit Facility (as hereafter defined) for the purposes described in this Agreement and the Revolving Credit Agreement (as hereafter defined);

                  WHEREAS, the Lenders are willing to make such credit facilities available to the Borrower on the terms and subject to the conditions contained herein and in the Revolving Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this subsection 1.1 shall have the respective meanings set forth in this subsection 1.1.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Administrative Agent, Syndication Agent and the Documentation Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate undrawn amount of such Lender's Revolving Commitment at such time and (b) the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this 364-Day Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Anacortes Facility": Borrower's Anacortes refining facility, located near Anacortes, Washington.

                  "Applicable Margin": (a) with respect to Eurodollar Loans, 1.25% and (b) with respect to Base Rate Loans, 0.0%; provided, that on and after the Adjustment Date with respect to the Borrower's fiscal quarter ended September 30, 2000, the Applicable Margin shall be determined pursuant to the Pricing Grid (subject to the exceptions set forth therein).

                  "Application": an application, in such form as an Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Assignee":  as defined in subsection 10.6(c).

                  "Assignor":  as defined in subsection 10.6(c).

                  "Available Revolving Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Base Rate": for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum. For purposes hereof: "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender":  as defined in subsection 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause
         (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a liability for capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the liability amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
         (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control": a "Change of Control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of the Borrower's common stock would be converted into cash, securities or other property, other than a merger of the Borrower where a majority of the Board of Directors of the surviving corporation are, and for a two year period after the merger continue to be, persons who were directors of the Borrower immediately prior to such merger or were elected directors as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower immediately prior to such merger, or (B) any sale, lease exchange or transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower, unless, immediately following such sale, lease, exchange or transfer, such assets are owned, directly or indirectly, by the Borrower or one or more Subsidiaries of the Borrower, or (ii) the shareholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower or (iii)(A) any "person" as defined in the Exchange Act, other than the Borrower or a Subsidiary or any employee benefit plan sponsored by the Borrower or a Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 50% or more of the combined voting power of the Borrower's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two consecutive years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Borrower shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Borrower's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall have been satisfied or waived, which date is October 4, 2000.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Fee Rate": 0.325% per annum; provided that, if the Borrower obtains a corporate credit rating or issuer rating from Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), of BBB- or Baa3, respectively, or better, the Commitment Fee Rate shall be reduced by .050% on the date either S&P or Moody's announces such upgrade.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income and franchise tax expense, (b) Consolidated Interest Expense and, to the extent not included in Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),
         (c) depreciation, depletion and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and
         (b) dividends paid by the Borrower in cash during such period in respect of Capital Stock of the Borrower.

                  "Consolidated Interest Expense": for any period, total interest expense of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing and net costs under Hedge Agreements (but excluding hydrocarbon swaps or other similar agreements providing protection against fluctuations of hydrocarbon prices) in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). Consolidated Interest Expense shall in any event include (a) interest attributable to Capital Lease Obligations of the Borrower and its Subsidiaries, (b) the implied interest component under Securitization Transactions entered into by the Borrower or any of its Subsidiaries (including, without limitation, the discount in connection with the sale of receivables and receivables related assets in connection with a Securitization Transaction) and (c) the Synthetic Lease Interest Component of any Synthetic Lease entered into by the Borrower or any of its Subsidiaries.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law (other than fraudulent conveyance or similar laws) applicable to such Subsidiary.

                  "Consolidated Shareholders' Equity": as of any date of determination, with respect to such Person, the consolidated total stockholders' equity of such Person and its Consolidated Subsidiaries, determined in accordance with GAAP.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis. Consolidated Total Debt shall in any event exclude obligations of the Borrower and its Subsidiaries in respect of any letters of credit issued in the ordinary course of business of the Borrower and its Subsidiaries, other than any such letter of credit issued to support Indebtedness or other obligations of any Person other than the Borrower or any Subsidiary of the Borrower.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Environmental Permits": any and all permits, licenses, registrations, notifications, approvals, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m.

         (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One, NA or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One, NA's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to a Eurodollar Loan for the relevant Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, as applicable, has been satisfied.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Excluded Subsidiaries": the collective reference to the "Excluded Subsidiaries" listed on Schedule 4.15.

                  "Existing Credit Agreement": the Third Amended and Restated Credit Agreement, dated as of July 2, 1998, as amended and modified from time to time, among the Borrower, Bank One, NA (formerly known as The First National Bank of Chicago), as administrative agent, and others.

                   "Federal Funds Effective Rate": for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders in accordance with subsection 9.2.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of subsection 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to subsection 4.1(b).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

                  "Guarantee Agreement": the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate swaps, caps, collar agreements, hydrocarbon swaps or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or hydrocarbon prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all reimbursement obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person for obligations of the kind referred to in clauses (a) through (g) above; (i) for the purposes of subsections 7.2 and 8(e) only, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation,
         (j) for the purposes of subsection 8(e) only, all obligations of such Person in respect of Hedge Agreements, (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries, (l) the aggregate net amount of indebtedness or obligations of such Person relating to the sale, contribution or other conveyance of accounts receivable in a Securitization Transaction (or similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP, (m) the amount of any Synthetic Lease Obligations of such Person and the principal portion of all obligations of such Person under any other tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness. Obligations of the Borrower and its Subsidiaries to pay dues to Marine Spill Response Corporation in an aggregate amount of up to $5,000,000 shall not be deemed to constitute Indebtedness.

                  "Indemnified Liabilities":  as defined in subsection 10.5.

                  "Indemnitee":  as defined in subsection 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the first day of each April, July, October and January to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period of six months, each of (i) the day which is three months after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan (other than any Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date; and

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investments":  as defined in subsection 7.7.

                  "Issuing Lenders": Bank One, NA, Bank of Tokyo-Mitsubishi, Ltd. and ABN AMRO Bank, N.V, in their capacity as issuers of any Letter of Credit.

                  "L/C Commitment":  $100,000,000.

                  "L/C Fee Payment Date": the first day of each April, July, October and January and the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                  "L/C Participants": the collective reference to all the Lenders other than such Issuing Lender.

                  "Letters of Credit": as defined in subsection 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan":  as defined in subsection 2.1.

                  "Loan Documents": this Agreement, the Guarantee Agreement and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Majority Lenders": at any time, the holders of more than 50% of the sum of (a) the Available Revolving Commitments and (b) the aggregate unpaid principal amount of the Total Revolving Extensions of Credit then outstanding.

                  "Mandatorily Convertible Preferred Stock": any and all shares, interests, participations or other equivalents (however designated), including depositary shares, of the 7.25% Mandatorily Convertible Preferred Stock issued by the Borrower, as more fully described in that certain Certificate of Designation, dated as of June 25, 1998, of the Borrower's Restated Certificate of Incorporation.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Material Subsidiary Guarantor": at any date of determination, any Subsidiary Guarantor, other than Tesoro Marine Services, Inc., which (a) has total assets exceeding 15% of the consolidated total assets of the Borrower and its Subsidiaries taken as a whole or (b) has consolidated net income for the period of four consecutive fiscal quarters most recently ended on or prior to such date of determination exceeding 15% of the Consolidated Net Income of the Borrower and its Subsidiaries for such period.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Excluded Taxes":  as defined in subsection 2.15(a).

                  "Non-U.S. Lender":  as defined in subsection 2.15(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given by any Loan Party pursuant hereto or thereto, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than, in each case, any franchise tax or similar tax based upon the income, capital, assets or other properties of any Lender.

                  "Participant":  as defined in subsection 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders in accordance with subsection 10.2.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid":  the pricing grid attached hereto as Annex A.

                  "Projections":  as defined in subsection 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Reference Lender":  Bank One, NA.

                  "Register":  as defined in subsection 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse such Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 66 2/3% of the sum of (a) the Available Revolving Commitments and (b) the aggregate unpaid principal amount of the Total Revolving Extensions of Credit then outstanding; provided that, if more than 15 Lenders are party to this Agreement, the Required Lenders shall be the Majority Lenders.
                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer, general counsel, vice president corporate resources, vice president financial resources, vice president controller or vice president and treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, vice president financial resources, vice president controller or vice president and treasurer of the Borrower.

                  "Restricted Payments":  as defined in subsection 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $100,000,000.

                  "Revolving Commitment Period" the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Credit Agreement" the Revolving Credit Agreement, dated as of the date hereof, entered into among the Borrower, the Lenders parties thereto, Bank One, NA, as administrative agent, and others, as the same may be amended, extended, supplemented or otherwise modified from time to time.

                  "Revolving Credit Facility" the credit facility made available pursuant to the Revolving Credit Agreement.

                  "Revolving Extensions of Credit" as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding, and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

                  "Revolving Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Revolving Termination Date": October 3, 2001, as such date may be extended pursuant to provisions hereof, except if such date is not a Business Day, the preceding Business Day.

                  "SEC": U.S. Securities and Exchange Commission.

                  "Securitization Transaction": any financing transaction or series of financing transactions that have been or may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable, notes receivable, right to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of the Borrower or such Subsidiary, and any assets related thereto.

                  "Senior Subordinated Note Indenture": the Indenture, dated as of July 2, 1998, entered into by the Borrower, certain of its Subsidiaries and U.S. Bank Corporate Trust Services, as trustee, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "Senior Subordinated Notes": the $300,000,000 aggregate principal amount of 9% Senior Subordinated Notes of the Borrower due 2008 issued on July 2, 1998 pursuant to the Senior Subordinated Note Indenture.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
         (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Subsidiary and any Excluded Foreign Subsidiary.

                  "Synthetic Lease": each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease under GAAP and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

                  "Synthetic Lease Interest Components": with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases for such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

                  "Synthetic Lease Obligation": as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with
         GAAP) be required to be capitalized on the balance sheet of such Person at such time.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

                  "Transferee":  as defined in subsection 10.14.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

                  2.1 Revolving Commitments (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans ("Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.8, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Termination Date.

                  (b) The Borrower shall repay all outstanding Loans on the Revolving Termination Date.

                  2.2 Procedure for Borrowing (a) The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., Central Time, (a) in the case of Eurodollar Loans, three Business Days prior to the requested Borrowing Date, or (b) in the case of Base Rate Loans, on the requested Borrowing Date), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefore. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 p.m., Central Time (in the case of a borrowing of Base Rate Loans in respect of which notice of such borrowing is given on such Borrowing Date) and 11:00 a.m. Central Time (in the case of any other borrowing), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders in like funds as received by the Administrative Agent.

                  2.3 Repayment of Loans; Evidence of Debt (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Loan of such Lender on the Revolving Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.10.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to subsection 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence (in the absence of manifest error) of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit F, with appropriate insertions as to date and principal amount.

                  2.4 Commitment Fees, etc (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each January, April, July and October and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.5 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate any of the Revolving Commitments or, from time to time, to reduce the amount of any of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in a minimum amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Revolving Commitments are less than $5,000,000, such lesser amount), and shall reduce permanently the relevant Revolving Commitments then in effect.

                  2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and, prior to 11:00 a.m., Central Time, on the date of such prepayment in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to subsection
2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (or if the then aggregate principal amount of Loans outstanding is less than $1,000,000, such lesser amount).

                  2.7 Mandatory Commitment Termination and Prepayment upon Change of Control. Upon the occurrence of a Change of Control, (a) automatically, without any notice, the Revolving Commitments shall immediately terminate and (b) the Borrower shall immediately prepay all Loans, together with all accrued and unpaid interest thereon and shall immediately cash collateralize all outstanding L/C Obligations in the manner contemplated by the last paragraph of Section 8.

                  2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefore), provided, that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Revolving Termination Date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Revolving Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.9 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

                  2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.10 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 2.10 shall be payable from time to time on demand.

                  2.11 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.10(a).

                  2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the Interest Period then in effect with respect to such Eurodollar Loans, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the Revolving Percentages of the Lenders. Each payment (including prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Central Time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefore, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate, on demand, from the Borrower.

                  (d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.14 Requirements of Law (a) If the adoption of or any change in any Requirement of Law (exclusive of any organizational or governance document of any Lender or Agent) or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.14, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law (exclusive of any organizational or governance document of any Lender or Agent) regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefore, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this subsection 2.14 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this subsection 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.15 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this subsection 2.15 or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this subsection 2.15(a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of payment thereof satisfactory to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this subsection 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S.

Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 2.16 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law (exclusive of any organizational or governance document of any Lender or Agent) or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

                  2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.14, 2.15(a) or 2.17 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection
2.18 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to subsection 2.14, 2.15(a) or 2.17.

                  2.19 Extension of Revolving Termination Date. (a) The Borrower may, by written notice to the Administrative Agent (such notice being an "Extension Notice") given no earlier than sixty days prior to the Revolving Termination Date, request the Lenders to consider an extension of the then applicable Revolving Termination Date to a date which is 364 days after the then applicable Revolving Termination Date. The Administrative Agent shall promptly transmit any Extension Notice to each Lender. Each Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Revolving Termination Date no earlier than 30 days, and no later than 15 days, prior to the Revolving Termination Date, and any such notice given by a Lender to the Administrative Agent, once given, shall be irrevocable as to such Lender. Any Lender which does not expressly notify the Administrative Agent no earlier than 30 days, and no later than 15 days, prior to the Revolving Termination Date that it wishes to so extend the then applicable Revolving Termination Date shall be deemed to have rejected the Borrower's request for extension of such Revolving Termination Date. Lenders consenting to extend the then applicable Revolving Termination Date are hereinafter referred to as "Continuing Lenders", and Lenders declining to consent to extend such Revolving Termination Date (or Lenders deemed to have so declined) are hereinafter referred to as "Non-Extending Lenders". If Lenders holding not less than 80% of the Revolving Commitments then in effect have elected (in their sole and absolute discretion) to so extend the Revolving Termination Date, the



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


Administrative Agent shall notify the Borrower of such election by such Lenders, and effective on the date of such notice by the Administrative Agent to the Borrower, the Revolving Termination Date shall be automatically and immediately so extended with respect to all Continuing Lenders. Upon the delivery of an Extension Notice and upon the extension of the Revolving Termination Date pursuant to this subsection, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation to extend the Revolving Termination Date, and each Lender may at its option, unconditionally and without cause, decline to extend the Revolving Termination Date.

                  (b) If the Revolving Termination Date shall have been extended in accordance with this subsection, all references herein to the "Revolving Termination Date" shall refer to the Revolving Termination Date as so extended.

                  (c) If any Lender shall determine not to extend the Revolving Termination Date as requested by any Extension Notice given by the Borrower pursuant to this subsection, the Revolving Commitment of such Lender shall terminate on the Revolving Termination Date without giving any effect to such proposed extension, and the Borrower shall on such date pay to the Administrative Agent, for the account of such Lender, the principal amount of, and accrued interest on, such Lender's Loans, together with any amounts payable to such Lender pursuant to Sections 2.14, 2.15 and 2.16 and any fees or other amounts owing to such Lender under this Agreement; provided that if such Non-Extending Lender has been replaced pursuant to paragraph (d) below then the provisions of such paragraph (d) shall apply. The Total Revolving Commitment shall be reduced by the amount of the Revolving Commitment of such Non-Extending Lender to the extent the Revolving Commitment of such Non-Extending Lender has not been transferred to one or more Continuing Lenders pursuant to paragraph (d) below.

                  (d) A Non-Extending Lender shall be obligated, at the request of the Borrower and subject to payment by the Borrower to the Administrative Agent, for the account of such Non-Extending Lender, of the principal amount of, and accrued interest on, such Lender's Loans, together with any amounts payable to such Lender pursuant to Sections 2.14, 2.15 and 2.16 and any fees or other amounts owing to such Lender under this Agreement, to transfer without recourse, representation, warranty (other than good title to its Loans) or expense to such Non-Extending Lender, at any time prior to the Revolving Termination Date applicable to such Non-Extending Lender, all of its rights (except those which by their terms survive termination) and obligations hereunder to another financial institution or group of financial institutions selected by the Borrower in consultation with the Administrative Agent and willing to participate in the facility in the place of such Non-Extending Lender; provided that, if such transferee is not a Lender, such transferee(s) satisfies all the requirements of this Agreement and the Administrative Agent and the Borrower each shall have consented to such transfer, which consent shall not be unreasonably withheld. Each such transferee shall become a Continuing Lender hereunder in replacement of the Non-Extending Lender and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement. Simultaneously with such transfer, each such transferee shall execute and deliver to the Administrative Agent an Assignment and Acceptance assuming all obligations of the Lenders set forth in this Agreement.

                  (e) If the Revolving Termination Date shall have been extended in respect of Continuing Lenders in accordance with Section 2.19(a), any notice of borrowing pursuant to Section 2.2 specifying a Borrowing Date occurring after the Revolving Termination Date applicable to a Non-Extending Lender or requesting an Interest Period extending beyond such date shall (a) have no effect in respect of such Non-Extending Lender and (b) not specify a requested aggregate principal amount exceeding the aggregate Available Revolving Commitment (calculated on the basis of the Revolving Commitments of the Continuing Lenders).

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), each Issuing Lender agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that an Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the Revolving Termination Date.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) An Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would violate or cause violation by such Issuing Lender or any L/C Participant of any limits imposed by any applicable Requirement of Law (exclusive of any organizational or governance document of any Lender or Agent) imposed after the Closing Date.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required to issue any Letter of Credit earlier than one Business Day after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Each Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit issued by it (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Borrower will pay (i) to the Administrative Agent, for the account of the Lenders, a fee with respect to each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans minus the fronting fee referred to in clause (ii) below and (ii) to the relevant Issuing Lender for its own account with respect to each outstanding Letter of Credit a fronting fee calculated at a rate per annum equal to 0.125%; all such fees in respect of each Letter of Credit shall be calculated on the face amount thereof for the actual number of days outstanding and the actual amounts outstanding (provided that in no event shall the fronting fee for any Letter of Credit be less than $300), and shall be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letters of Credit.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for its own account for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Effective on the date of issuance thereof, each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder in accordance with the terms of this Agreement. Notwithstanding the provisions contained in the next to last sentence of subsection 3.5, each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower for all Reimbursement Obligations in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any

L/C Participant pursuant to subsection 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection 3.4(b) shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall immediately return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the relevant Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any unexpired Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any costs or expenses provided for in subsection 3.3(b) which are incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, subsection 2.10(b) and (ii) thereafter, subsection 2.10(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of subsection 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in subsection 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.2 of Base Rate Loans in the amount of such drawing plus interest and expenses incurred by the relevant Issuing Lender. The Borrowing Date with respect to such borrowing shall be the date of such drawing and all proceeds of such borrowing shall be paid to the relevant Issuing Lender.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person; provided, that in honoring each Letter of Credit, such Issuing Lender has acted in good faith and has examined such Letter of Credit and the accompanying document or documents, as the case may be, with such care as to ascertain that on their face they appear to comply with the terms of such Letter of

Credit. The Borrower also agrees with each Issuing Lender, subject to the proviso contained in the preceding sentence, that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, which failure is not the result of gross negligence or willful misconduct of such Issuing Lender as determined by a final and nonappealable decision of a court of competent jurisdiction, (iv) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing thereunder and (v) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, the actions of any Governmental Authority. The Borrower agrees that any action taken or omitted by such Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit and appear on their face to comply with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.9 Indemnification of Issuing Lender. To the extent the relevant Issuing Lender is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify such Issuing Lender in proportion to its Revolving Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Issuing Lender in performing its duties hereunder, in any way relating to or arising out of this Agreement and by reason of the ordinary negligence of such Issuing Lender; provided that no Lender shall be liable to such Issuing Lender for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Lender's gross negligence or willful misconduct. The provisions of this subsection 3.9 shall survive any termination of this Agreement and the payment of the Obligations and shall continue thereafter in full force and effect.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six -month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Borrower and its consolidated Subsidiaries of any material part of its business or Property.

                  4.2 No Change. Since December 31, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect (except as noted in Schedule 4.4), and (ii) any consent that may be required to be obtained by or on behalf of any Lender. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or any material Contractual Obligation of, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has indefeasible title to, or a valid leasehold interest in, all of its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by subsection 7.3.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending against the Borrower or any of its Subsidiaries by any Person challenging or questioning the use of any such Intellectual Property by the Borrower or any of its Subsidiaries or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person known by the Borrower to have a legal right therein.

                  4.10 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority, and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim which could reasonably be expected to have a Material Adverse Effect is being asserted, with respect to any such tax, fee or other charge (other than any such claim the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be).

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Except as set forth on Schedule 4.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof.

                  4.16 Use of Proceeds. The proceeds of the Loans shall be used to refinance certain existing Indebtedness of the Borrower and its Subsidiaries, to provide for ongoing working capital, capital expenditures and general corporate needs and the issuance of letters of credit.

                  4.17 Environmental Matters.

                  (a) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current operations or for any property owned, leased, or otherwise operated by it; (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of it will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained.

                  (b) The presence of Materials of Environmental Concern at, on, under, in, or about any real property now owned, leased or operated by the Borrower or any of its Subsidiaries, or at any location to which Materials of Environmental Concern have been sent by or on behalf of the Borrower for re-use or recycling or for treatment, storage, or disposal, could not reasonably be expected to have a Material Adverse Effect. The Borrower has not received any notice from any Governmental Authority or any Person having a property interest in the relevant property that would give the Borrower reason to believe that the presence of Materials of Environmental Concern at, on, under, in, or about any real property formerly owned, leased or operated by the Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                  (c) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of any of them will be, named as a party that is pending or, to the knowledge of any of them, threatened.

                  (d) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither the Borrower nor any of its Subsidiaries has received any request for information or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  (f) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any

Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                  4.20 Senior Indebtedness. The Obligations will constitute "Senior Debt" of the Borrower within the meaning of the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee Agreement constitute "Senior Debt" of such Subsidiary Guarantor within the meaning of the Senior Subordinated Note Indenture. The Obligations will constitute "Designated Senior Debt" for purposes of the Senior Subordinated Note Indenture (and, to the extent necessary, the Borrower hereby designates, for purposes of the Senior Subordinated Note Indenture, the Obligations as "Designated Senior Debt").

                  4.21 Excluded Subsidiaries. The aggregate book value of the assets of all Excluded Subsidiaries on the date hereof does not exceed $2,500,000 in the aggregate.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee Agreement, executed and delivered by a duly authorized officer of or agent for each Subsidiary Guarantor, and (iii) for the account of each Lender so requesting in accordance with subsection 2.3(e), Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b) Existing Credit Agreement. The Administrative Agent shall have received satisfactory evidence that all amounts outstanding under the Existing Credit Agreement have been paid in full and that the Existing Credit Agreement has been terminated.

                  (c) Financial Statements. The Lenders shall have received the unaudited financial statements for the Borrower and its Subsidiaries for the most recently concluded quarterly period for which such financial statements are available.

                  (d) Approvals. All governmental and third party approvals necessary or, in the reasonable judgment of the Administrative Agent, advisable in connection with the Loan Documents and the transactions contemplated thereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

                  (e) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of the Senior Subordinated Note Indenture and any other debt instrument, security agreement or other material contract for borrowed money to which any of the Loan Parties may be a party.

                  (f) Fees. The Lenders, the Agents and the Arranger shall have received all fees required to be paid, and all reasonable expenses for which invoices have been presented, on or before the Closing Date. All such amounts shall be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (g) Closing Certificates. The Administrative Agent shall have received, with counterparts for each Lender, certificates of each Loan Party, dated the Closing Date, which together contain the information set forth in Exhibit C, with appropriate insertions and attachments.

                  (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Fulbright & Jaworski L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1; and

                  (ii) the legal opinion of James C. Reed, Jr., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and (except in the case of subsection 6.1) shall cause its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Agent and each
Lender:

                  (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for such year as filed on Form 10-K with the SEC, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries for such quarter as filed on Form 10-Q with the SEC, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (e), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to subsection 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are misleading in any material respect;

                  (d) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and, within ten days after the same are filed, copies of all financial statements and reports (excluding the related exhibits thereto unless specifically requested by such Agent or Lender) which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by subsection 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted (as determined by the Borrower in its reasonable discretion), (b) maintain with financially sound and reputable insurance companies (or, to the extent reasonable and customary among companies engaged in the same or a similar business, through self-insurance) insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding in which the Borrower or any of its Subsidiaries is a party in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain, or take such efforts, reasonably could be expected to adversely affect the Borrower. For purposes of the preceding sentence, the Borrower or any of its Subsidiaries shall not be deemed to be in noncompliance or default with any applicable Environmental Law or Environmental Permit if, upon learning of any actual or suspected noncompliance, the Borrower and/or Subsidiary, as the case may be, shall promptly undertake all reasonable efforts to achieve compliance; provided, that, in any case, such noncompliance, and any other noncompliance with Environmental Laws, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith (provided, that the pendency of any and all such appeals could not reasonably be expected to have a Material Adverse Effect).

                  (c) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property that could give rise to the Borrower or any Subsidiary being found to be an operator subject to potential liability under any Environmental Law (or any entity with such interests in any real property), conduct an assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition.

                  6.9 Additional Subsidiaries. With respect to any new Subsidiary (other than an Excluded Subsidiary or Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary or an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly cause the new Subsidiary to become a party to the Guarantee Agreement.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.5 to 1.0; provided, that for the purposes of determining the Consolidated Leverage Ratio for the fiscal quarter of the Borrower ending September 30, 2000, the Consolidated EBITDA will be 1.33 times the Consolidated EBITDA for the three consecutive fiscal quarters ending on such date.

                  (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than, (i) with respect to any such period ending on or prior to September 30, 2001, 2.25 to 1.00 and, (ii) with respect to any such period ending after September 30, 2001, 2.50 to 1.0; provided, that for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the fiscal quarter of the Borrower ending September 30, 2000, the Consolidated EBITDA and Consolidated Fixed Charges will be 1.33 times the Consolidated EBITDA and Consolidated Fixed Charges for the three consecutive fiscal quarters ending on such date.

                  (c) Consolidated Total Debt. Permit the ratio of Consolidated Total Debt to the sum of (i) Consolidated Total Debt and (ii) Consolidated Shareholders' Equity to be more than .55 to 1.00 on any date.

                  7.2 Limitation on Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except that the Borrower or any of its Subsidiaries may create, incur, assume or permit to exist Indebtedness if no Default or Event of Default shall have occurred and be continuing after giving effect to such Indebtedness.

                  7.3 Limitation on Liens. Create, incur, assume or permit to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred to finance the acquisition or construction of, or repairs, improvements or additions to, fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property of the Borrower or its Subsidiaries other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (i) any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (i) does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Subsidiaries;

                  (j) inchoate Liens arising under ERISA;

                  (k) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                  (l) defects, irregularities and deficiencies in title of any rights of way or other Property of the Borrower or any Subsidiary which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes for which such rights of way and other Property are held by the Borrower or any Subsidiary, and defects, irregularities and deficiencies in title to any Property of the Borrower or its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

                  (m) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank;

                  (n) Liens created in connection with any Securitization Transaction and any Synthetic Lease, in each case encumbering only the Property that is the subject of such transaction;

                  (o) Liens on any part of the Anacortes Facility (other than Liens on the fluid catalytic cracking unit or the solvent deasphalter to the extent permitted by subsection 7.3(g)), provided, that the Obligations are secured on a first priority basis prior to all other Indebtedness secured thereby; and

                  (p) Liens on existing assets of the Borrower or its Subsidiaries securing up to an aggregate of $20,000,000 of Indebtedness.

                  7.4 Limitation on Fundamental Changes. Except for Excluded Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon dividend, distribution, voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor; and

                  (c) so long as permitted by subsection 7.7 and so long as no Default or Event of Default shall have occurred and be continuing after giving effect to such merger or consolidation, any Person may be merged or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation).

                  7.5 Limitation on Disposition of Property. Except for Excluded Subsidiaries, dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out Property in the ordinary course of business;

                  (b) the sale of inventory, hydrocarbon production, other mineral products and products refined therefrom in the ordinary course of business;

                  (c) Dispositions permitted by subsection 7.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (e) Disposition pursuant to any casualty or condemnation; and

                  (f) Dispositions pursuant to sale and leaseback transactions, in an aggregate principal amount not to exceed $20,000,000;

                  (g) Dispositions pursuant to Securitization Transactions;

                  (h) the Disposition of the assets or Capital Stock of Tesoro Marine Services, Inc. for the fair market value of such assets or Capital Stock; and

                  (i) other Dispositions outside the ordinary course of business occurring during the term of this Agreement which yield gross proceeds to the Borrower or any of its Subsidiaries (valued at fair market value in the case of non-cash proceeds) in an aggregate amount not in excess of $25,000,000.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor, (b) so long as no Default or Event of Default shall be in existence, the Borrower may pay dividends on the Mandatorily Convertible Preferred Stock at the stated rate, (c) the Borrower may pay dividends on its common stock, or repurchase shares of its common stock, in an aggregate amount not to exceed $15,000,000 in any fiscal year of the Borrower and (d) the Borrower may repurchase up to 1,372,600 shares of its common stock (in addition to any shares repurchased pursuant to the foregoing clause (c)) in open market transactions or privately negotiated transactions so long as no Default or Event of Default shall be in existence of the time of such repurchase.

                  7.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) Loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $7,500,000 at any one time outstanding;

                  (d) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any casualty or condemnation;

                  (e) the Borrower's 50% limited partnership interest in Tesoro Building Project, Ltd., a Delaware limited partnership;

                  (f) (i) the purchase of stock issued by the Borrower from participants in the incentive stock plans of the Borrower made for the purpose of satisfying federal withholding tax obligations of such participants as provided for under the terms of such incentive stock plans or stock incentive grants thereunder or (ii) the purchase of existing options issued to such participants pursuant to such incentive stock plans in order to make stock available for issuance to current employees;

                  (g) purchases of all or substantially all of the Capital Stock of Persons engaged in lines of business similar to the line of business of the Borrower on the date of this Agreement;

                  (h) Investments by the Borrower or any of its Subsidiaries in
(i) the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor or (ii) any Person which is not a Subsidiary Guarantor in an aggregate amount not to exceed $7,500,000;

                  (i) Investments, in an aggregate amount not exceeding $30,000,000, by the Borrower or any of its Subsidiaries in the businesses of branded dealers and distributors in connection with retail gasoline station improvements;

                  (j) Investments by the Borrower or any of its Subsidiaries consisting of the receipt by the Borrower or such Subsidiary of Capital Stock or other securities, obligations or production payments in settlement of debts created in the ordinary course of business and owing to, or in satisfaction of judgments in favor of, the Borrower or any of its Subsidiaries; and

                  (k) the Borrower may enter into a joint venture or partnership and, in connection therewith, sell or transfer to such joint venture or partnership all of the assets or Capital Stock of Tesoro Marine Services, Inc.

                  7.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance,

(except that the Borrower may purchase in open market transactions up to $20,0000,000 aggregate principal amount of Senior Subordinated Notes), (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee),
(c) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise not prohibited by this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate.

                  7.10 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.11 Limitation on Negative Pledge Clauses. Enter into or permit to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee Agreement, other than
(a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens, Capital Lease Obligations, Synthetic Leases or Securitization Transactions otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                  7.12 Limitation on Restrictions on Subsidiary Distributions. Enter into or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) solely in the case of the foregoing clause (c), customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with the past practices of the Borrower and its Subsidiaries.

                  7.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of subsection 6.4(a) (with respect to the Borrower only), subsection 6.7(a) or Section 7 of this Agreement; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section
8), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation constituting Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is at least $15,000,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) The guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken, so long as such Event of Default is in existence and has not otherwise been cured or waived in accordance herewith: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                      SECTION 9. THE ADMINISTRATIVE AGENT

                  9.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Section 9. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

                  9.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

                  9.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

                  9.4 No Responsibility for Loans, Recitals, etc.. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 5, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

                  9.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all Lenders, in the case of actions which, pursuant to subsection 10.1, require the consent of all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all Lenders, in the case of actions which, pursuant to subsection 10.1, require the consent of all Lenders). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  9.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

                  9.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

                  9.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, in proportion to their Revolving Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to subsection 2.15 shall, notwithstanding the provisions of this subsection 9.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this subsection 9.8 shall survive payment of the Obligations and termination of this Agreement.

                  9.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

                  9.10 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

                  9.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                  9.12 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents and the resigning or removed Administrative Agent shall pay to the successor Administrative Agent any unamortized portion of Administrative Agent's fees previously paid to such resigning or removed Administrative Agent . After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Section 9 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this subsection 9.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent. Any successor Administrative Agent appointed pursuant to this subsection 9.12 shall (unless an Event of Default under subsection 8(a) or subsection 8(f) shall have occurred and be continuing) be subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed).

                  9.13 Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Sections 9 and 10.

                  9.14 Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a "Documentation Agent" or "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in subsection 9.11.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or any Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of the Revolving Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this subsection 10.1 or reduce any percentage specified in the definition of Majority Lenders or Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release any Material Subsidiary Guarantor from its obligations under the Guarantee Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 9 without the consent of the Agents; or (iv) amend, modify or waive any provision of Section 3 without the consent of such Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing



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


provisions of this subsection 10.1; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows, and (b) in the case of each Lender, the address of which the Administrative Agent will have been notified by such Lender in connection with the syndication of the Revolving Commitments or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, the address set forth in such Assignment and Acceptance, or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrower:              Tesoro Petroleum Corporation
                                    300 Concord Plaza Drive
                                    San Antonio, Texas  78216-6999
                                    Attention: Treasurer
                                    Telecopy:  (210) 283-2080
                                    Telephone: (210) 283-2905

         The Administrative Agent:  Bank One, NA
                                    1 Bank One Plaza
                                    Mail Suite IL1 0624
                                    Chicago, Illinois  60670-0353
                                    Attention: William Laird
                                    Telecopy:  (312) 732-4840
                                    Telephone:  (312) 732-5635

         With a copy to:            Bank One, NA
                                    910 Travis Street
                                    6th Floor
                                    Mail Code TX2-4335
                                    Houston, Texas  77252-2629
                                    Attention: Helen Carr
                                    Telecopy:  (713) 751-3760
                                    Telephone:  (713) 751-3731

provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and such Issuing Lender,
(b) to pay or reimburse each of the Lenders and Agents for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by any Loan Party in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any property at any time owned, leased or in any way used by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities (i) to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) solely related to the transfer, assignment or other disposition by or on behalf of any Indemnitee of any Note or any interest in its Commitments or rights to payment under this Agreement. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them now or hereafter might have by statute or otherwise against any indemnitee. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due but unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of such subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any affiliate thereof (provided that the consent of such Issuing Lender shall be obtained in connection with any assignment of Revolving Commitments to an affiliate of a Lender), (ii) with the consent of the Borrower, the Administrative Agent and such Issuing Lender, (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or such Issuing Lender is required pursuant to the foregoing provisions, by the Borrower or the Borrower and such other Persons, as the case may be) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by the Borrower and the Administrative Agent, and except in the case of an assignment by a Lender of all of its Revolving Commitment and/or Loans under this Agreement and the Revolving Credit Agreement, (i) no assignment to an Assignee (other than any Lender or any affiliate thereof) of Revolving Commitment and/ or Loans under this Agreement shall be in an amount which, when aggregated with the amount of Revolving Commitment and/ or Loans under (and as defined in) the Revolving Credit Agreement assigned concurrently with such assignment hereunder, is less than $5,000,000 and (ii) after giving effect to any assignment hereunder, the Assignor must have Revolving Commitment and/or Loans under this Agreement in an amount which, when aggregated with the amount of Revolving Commitment and/ or Loans of such Assignor under (and as defined in) the Revolving Credit Agreement, is at least $10,000,000. Each assignment of Revolving Commitments and/or Loans by a Lender must be accompanied by an assignment by such Assignor Lender to the same Assignee of a proportionate amount of such Assignor Lender's Revolving Commitments and/or Loans under (and as defined in) the Revolving Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this subsection 10.6(c), the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by subsection 10.6(c), by each such other Person) together with payment by such Assignor and/or such Assignee (as agreed between them) to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note, to the order of such Assignee in an amount equal to the Revolving Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Commitment, upon request, a new Note, to the order of the Assignor in an amount equal to the Revolving Commitment, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided, that all related costs, fees and expenses assessed against or incurred by such Lender solely in connection with any such assignment to any Federal Reserve Bank or any related re-assignment to such Lender shall be for the sole account of such Lender.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, at any time when an Event of Default is in existence, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or, in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers (a) The Borrower hereby irrevocably and unconditionally:

                  (i) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) Each party hereto hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.12 any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the

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provisions of this subsection 10.14, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (exclusive of any organizational or governance document of such Agent or Lender), (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) which has been publicly disclosed other than in breach of this subsection 10.14, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. In the event that any Agent or Lender shall have received a demand or request, or intends to respond to or otherwise satisfy a requirement, for the delivery of any such confidential information pursuant to the foregoing clause (f), such Agent or Lender promptly shall make reasonable efforts to notify the Borrower thereof within any applicable time period permitted to contest compliance with any such demand, request or requirement; provided, that in no event shall any Lender or Agent be liable for any action taken pursuant to such clause (f) or for any failure so to notify the Borrower in accordance with the foregoing.

                  10.15 Enforceability; Usury. In no event shall any provision of this Agreement, the Notes, or any other instrument evidencing or securing the indebtedness of the Borrower hereunder ever obligate the Borrower to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans, would be held to constitute the payment by the Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

                  Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower hereunder, then the Lenders shall refund to the Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. All sums paid or agreed to be paid to the Administrative Agent or to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Administrative Agent or such Lender, be amortized, prorated, allocated

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and spread throughout the full term of the Loans until paid in full, so that the rate or amount of interest on account of any Loans or other amounts hereunder does not exceed the maximum amount allowed by such applicable law. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower hereunder, the Borrower shall never be required to pay any unearned interest on such indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

                  10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  10.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  TESORO PETROLEUM CORPORATION


                                  By:  /s/ GREGORY A. WRIGHT
                                      Name:  Gregory A. Wright
                                      Title:  Senior Vice President,
                                              Financial Resources

                                  BANC ONE CAPITAL MARKETS, INC.,
                                   as Arranger


                                  By:  /s/ HELEN A. CARR
                                        Name:  Helen A. Carr
                                        Title:  First Vice President


                                  BANK ONE, NA, as
                                   Administrative Agent and as a Lender


                                  By:  /s/ HELEN A. CARR
                                        Name:  Helen A. Carr
                                        Title:  First Vice President


                                  THE BANK OF NOVA SCOTIA, as
                                  Syndication Agent and as a Lender


                                  By:  /s/ F.C.H. Ashby
                                        Name:   F.C.H. Ashby
                                        Title:  Senior Manager Loan Operations


                                  ABN AMRO BANK, N.V.,
                                  as Documentation Agent and as a Lender


                                  By:  /s/ MICHAEL NEPVEUX
                                    Name:  Michael Nepveux
                                    Title:  Group Vice President

                                  By:  /s/ DANA L. MONTGOMERY
                                     Name:  Dana L. Montgomery
                                     Title:  Assistant Vice President

                                  BANK OF TOKYO-MITSUBISHI, as a Lender


                                  By:  /s/ MICHAEL MEISS
                                     Name:  Michael Meiss
                                     Title:  VP & Manager





             [Signature page to 364-Day Revolving Credit Agreement]

                                  COMERICA BANK, as a Lender


                                  By:   /s/ T. BANCROFT MATTEI
                                     Name:  T. BANCROFT MATTEI
                                     Title:  ACCOUNT OFFICER








             [Signature page to 364-Day Revolving Credit Agreement]

                                  CREDIT LYONNAIS, as a Lender


                                  By: /s/ PHILIPPE SOUSTRA
                                     Name:  Philippe Soustra
                                     Title:  Senior Vice President







             [Signature page to 364-Day Revolving Credit Agreement]

                                  THE FROST NATIONAL BANK, as a Lender


                                  By:  /s/ JIM CROSBY
                                     Name:  Jim Crosby
                                     Title:  Market President




             [Signature page to 364-Day Revolving Credit Agreement]

                                   THE FUJI BANK, LIMITED, as a Lender


                                   By:  /s/ JACQUES AZAGURY
                                      Name:  JACQUES AZAGURY
                                      Title:  SENIOR VICE PRESIDENT & MANAGER






             [Signature page to 364-Day Revolving Credit Agreement]

                                   GUARANTY FEDERAL BANK, as a Lender


                                   By:  /s/ JIM R. HAMILTON
                                      Name:  Jim R. Hamilton
                                      Title:  Vice President






             [Signature page to 364-Day Revolving Credit Agreement]

                                   HIBERNIA NATIONAL BANK, as a Lender


                                   By: /s/ NANCY G. MORAGAS
                                      Name:  Nancy G. Moragas
                                      Title:  Vice President




             [Signature page to 364-Day Revolving Credit Agreement]

                                   NATIONAL BANK OF ALASKA, as a Lender


                                   By:  /s/ CLAIRE BRADLEY CHAN
                                      Name:  Claire Bradley Chan
                                      Title:  Vice President




             [Signature page to 364-Day Revolving Credit Agreement]

                                                                         ANNEX A

                                 PRICING GRID I

                                                  Applicable Margin
                                                    for Base Rate            Applicable Margin for
Level          Consolidated Leverage Ratio             Loans                   Eurodollar Loans
-----     ------------------------------------    -----------------          ---------------------
 I                 > or = to 3.25 : 1.0                0.000%                      2.000%
 II       > or = to 3.0 : 1.0 but < 3.25 : 1.0         0.000%                      1.750%
III       > or = to 2.5 : 1.0 but < 3.0  : 1.0         0.000%                      1.500%
 IV       > or = to 2.0 : 1.0 but < 2.5  : 1.0         0.000%                      1.250%
 V                     < 2.0 : 1.0                     0.000%                      1.000%

                                 PRICING GRID II

                                                  Applicable Margin
                                                    for Base Rate            Applicable Margin for
Level          Consolidated Leverage Ratio             Loans                   Eurodollar Loans
-----        ------------------------------------ -----------------          ---------------------
 I                 > or = to 3.25 : 1.0                0.000%                      1.750%
 II          > or = to 3.0 : 1.0 but < 3.25 : 1.0      0.000%                      1.500%
III          > or = to 2.5 : 1.0 but < 3.0 :  1.0      0.000%                      1.375%
 IV          > or = to 2.0 : 1.0 but < 2.5 :  1.0      0.000%                      1.150%
 V                     < 2.0 : 1.0                     0.000%                      1.000%


Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection
6.1 (but in any event not later than the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than
3.25 : 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 : 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries ending at the end of the period covered by the relevant consolidated financial statements; provided that the Consolidated EBITDA used to calculate the Consolidated Leverage Ratio for the fiscal quarter ended September 30, 2000 be will equal 1.33 times the sum of the Consolidated EBITDA for the three consecutive fiscal quarters ended on such date.


The Pricing Grid set forth above under the caption "Pricing Grid II" will be applicable only with respect to Adjustment Dates on which the Borrower has a corporate credit rating or issuer rating from S&P or Moody's of at least BBB- or Baa3, respectively.

The Schedules and Exhibits listed in the Table of Contents of this agreement have been omitted. The Registrant will furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.